Name
Title
Company
Address


Dear  ___:

The Energizer Corporation ("Company"), on behalf of itself, its subsidiaries and its stockholders, and any successor or surviving entity, wishes to encourage your continued service and dedication in the performance of your duties, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined in Subsection I(i)) of the Company (as defined in Subsection I(k)). The Board of Directors of the Company (the "Board") believes that the prospect of a pending or threatened Change of Control inevitably creates distractions and personal risks and uncertainties for its executives, and that it is in the best interests of Company and its stockholders to minimize such distractions to certain executives. The Board further believes that it is in the best interests of the Company to encourage its executives' full attention and dedication to their duties, both currently and in the event of any threatened or pending Change of Control.

Accordingly, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued retention of certain members of the Company's management, including yourself, and the attention and dedication of management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control.

In order to induce you, _________ ("Executive"), to remain in the employ of the Company and in consideration of your continued service to the Company, the Company agrees that you shall receive the benefits set forth in this letter agreement (the "Agreement") in the event that your employment with the Company is terminated subsequent to a Change of Control in the circumstances described herein. For purposes of this Agreement, references to employment with the Company shall include employment with a Subsidiary of the Company (as defined in Subsection I(w).

I.     Definitions.
       -----------

     The meaning of each defined term that is used in this Agreement is set forth below.

     (a)     AAA.  The  American  Arbitration  Association.
             ---

     (b)     Additional  Pay.  The  meaning  of  this  term  is  set  forth  in
             ---------------
Subsection  IV(b).

     (c)     Agreement.  The  meaning  of  this  term  is set forth in the third
             ---------
paragraph  of  this  Agreement.

     (d)     Agreement  Payments.  The  meaning  of  this  term  is set forth in
             -------------------
Subsection  IV(e).

(e)     Beneficiaries.  The  meaning  of  this  term  is set forth in Subsection
        -------------
VI(b).

     (f)     Board.  The  meaning  of  this  term  is  set  forth  in  the first
             -----
paragraph  of  this  Agreement.

     (g)     Business  Combination.  The  meaning  of  this term is set forth in
             ---------------------
Subsection  I(i)(iii).

     (h)     Cause.  For  purposes  of  this  Agreement,  "Cause"  shall  mean
             -----
Executive's willful breach or failure to perform his/her employment duties. For purposes of this Subsection I(h), no act, or failure to act, on the part of Executive shall be deemed "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive's employment shall not be deemed to have been terminated for Cause unless and until the Company delivers to Executive a certificate of a resolution duly adopted by the affirmative vote of not less than seventy-five percent (75%) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive has engaged in such willful conduct and specifying the details of such willful conduct.

     (i)     Change  of  Control.  For  purposes of this Agreement, a "Change of
             -------------------
Control" shall be deemed to have occurred if there is a change of control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) as currently in effect, of the Exchange Act) is or becomes a "beneficial owner" (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act), directly or indirectly, of securities representing twenty percent (20%) or more of the total voting power of all of the Company's then outstanding voting securities. For purposes of this Agreement, the term "person" shall not include: (A) the Company or any of its Subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or (C) an underwriter temporarily holding securities pursuant to an offering of said securities;

          (ii) during any period of two (2) consecutive calendar years, individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

          (iii) the stockholders of the Company approve a merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the "beneficial owners" (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act) of the outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, securities representing more than fifty percent (50%) of the total voting power of the then outstanding voting securities of the corporation resulting from such Business Combination or the parent of such corporation (the "Resulting Corporation"); (ii) no "person" (as such term is used in Section 13(d) and 14(d)(2), as currently in effect, of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Resulting Corporation, is the "beneficial owner" (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act), directly or indirectly, of voting securities representing twenty percent (20%) or more of the total voting power of then outstanding voting securities of the Resulting Corporation; and (iii) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Board at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination;

          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

          (v) any other event that a simple majority of the Board, in its sole discretion, shall determine constitutes a Change of Control.

     (j)     Code.  For  purposes  of  this  Agreement,  "Code"  shall  mean the
             ----
Internal  Revenue  Code  of  1986,  as  amended.

     (k)     Company.  The  meaning  of  this  term  is  set forth in Subsection
             -------
VI(a).

     (l)     Controlled  Group.  For  purposes  of  this  Agreement, "Controlled
             -----------------
Group"  shall  mean  the  Company  and  all  of  the  Company's  Subsidiaries.

     (m)     Disability.  For  purposes  of  this  Agreement, "Disability" shall
             ----------
mean an illness, injury or similar incapacity which 52 weeks after its commencement, continues to render Executive unable to perform the material and substantial duties of Executive's position or any substantially similar occupation or substantially similar employment for which Executive is qualified or may reasonably become qualified by training, education or experience. Any question as to the existence of a Disability upon which Executive and the Company cannot agree shall be determined by a qualified independent physician selected by Executive (or, if Executive is unable to make such selection, by any adult member of Executive's immediate family or Executive's legal representative), and approved by the Company, such approval not to be unreasonably withheld. The determination of such physician made in writing to both the Company and Executive shall be final and conclusive for all purposes of this Agreement.

     (n)     Employer.  For  purposes  of  this Agreement, "Employer" shall mean
             --------
the Company or the Subsidiary, as the case may be, with which Executive has an employment relationship.

     (o)     Exchange  Act.  This  term  shall  have  the  meaning  set forth in
             -------------
Subsection  I(i)(i).

     (p)     Executive.  This term shall have the meaning set forth in the third
             ---------
paragraph  of  this  Agreement.

     (q)     Good  Reason.  For  purposes of this Agreement, "Good Reason" shall
             ------------
mean the occurrence, without Executive's prior express written consent, of any of the following circumstances:

          (i) The assignment to Executive of any duties inconsistent with Executive's status or responsibilities as in effect immediately prior to a Change of Control, including imposition of travel obligations which differ materially from required business travel immediately prior to the Change of Control;

          (ii) Any diminution in the status or responsibilities of Executive's position from that which existed immediately prior to the Change of Control, whether by reason of the Company ceasing to be a public company under the Exchange Act, becoming a subsidiary of a successor public company, or otherwise;

          (iii) (A) A reduction in Executive's annual base salary as in effect immediately before the Change of Control; or (B) the failure to pay a bonus award to which Executive is entitled under any short-term incentive plan(s) or program(s), any long-term incentive plan(s) or program(s), or any other incentive compensation plan(s) or program(s) of Company in which Executive participated immediately prior to the time of the Change of Control;

          (iv) A change in the principal place of Executive's employment, as in effect immediately prior to the Change of Control to a location more than fifty (50) miles distant from the location of such principal place at such time;

          (v) The failure by the Company to offer Executive participation in incentive compensation or stock or stock option plans on at least a substantially equivalent basis, both in terms of the nature and amount of benefits provided and the level of Executive's participation, as is then being provided by the Company to similarly situated peer executives of the Company;

          (vi) (A) Except as required by law, the failure by the Company to offer Executive benefits on at least a substantially equivalent basis, in the aggregate, to those then being provided by the Company to similarly situated peer executives of the Company under the qualified and non-qualified employee benefit and welfare plans of the Company, including, without limitation, any pension, deferred compensation, life insurance, medical, dental, health and accident, disability, retirement or savings plan(s) or program(s) offered by the Company; (B) the taking of any action by the Company that would, directly or indirectly, materially reduce or deprive Executive of any other perquisite or benefit then being offered by the Company to similarly situated peer executives of the Company (including, without limitation, Company-paid and/or reimbursed club memberships, financial counseling fees and the like); or (C) the failure by the Company to treat Executive under the Company's vacation policy, past practice or special agreement in the same manner and to the same extent as then being provided by the Company to similarly situated peer executives of the Company;

          (vii) The failure of the Company to obtain a satisfactory written agreement from any successor prior to consummation of the Change of Control to assume and agree to perform this Agreement, as contemplated in Subsection VI(a); or

          (viii) Any purported termination by the Company of Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection III(d) or, if applicable, Subsection I(h). For purposes of this Agreement, no such purported termination shall be effective except as constituting Good Reason.

Executive's continued employment with the Company or any Subsidiary shall not constitute a consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder. Any good faith determination of "Good Reason" made by the Executive shall be conclusive for purposes of this Agreement.

     (r)     Notice  of  Termination.  The  meaning of this term is set forth in
             -----------------------
Subsection  III(d).

(s)     Payments.  The  meaning  of  this term is set forth in Subsection IV(e).
        --------

(t)     Reduced  Amount.  The  meaning  of  this term is set forth in Subsection
        ---------------
IV(e).

(u)     Resulting  Corporation.  The  meaning  of  this  term  is  set  forth in
        ----------------------
Subsection  I(i)(iii).

     (v)     Retirement.  For  purposes  of  this  Agreement, "Retirement" shall
             ----------
mean Executive's voluntary termination of employment with the Company, other than for Good Reason, and in accordance with the Company's retirement policy generally applicable to its employees or in accordance with any prior or contemporaneous retirement agreement or arrangement between Executive and the Company.

     (w)     Subsidiary.  For  purposes  of  this  Agreement, "Subsidiary" shall
             ----------
mean any corporation of which fifty percent (50%) or more of the voting stock is owned, directly or indirectly, by the Company.

     (x)     Terminate(d) or Termination.  The meaning of this term is set forth
             ---------------------------
in  Subsection  III(c).

     (y)     Termination  Date.  For  purposes  of  this Agreement, "Termination
             -----------------
Date"  shall  mean:

          (i)     If Executive's employment is terminated for Disability, thirty
(30) calendar days after Notice of Termination is given (provided that Executive shall not have returned to the full-time performance of his/her duties during such thirty-day period); and

          (ii) If Executive's employment is terminated for Cause or Good Reason or for any reason other than death or Disability, the date specified in the Notice of Termination (which in the case of a termination for Cause shall not be less than thirty (30) calendar days and in the case of a termination for Good Reason shall not be less than thirty (30) calendar days nor more than sixty
(60) calendar days, respectively, from the date such Notice of Termination is given).

II.     Term  of  Agreement.
        -------------------

     (a)     General.  Upon  execution  by  Executive,  this  Agreement  shall
             -------
commence as of April 1, 2000. This Agreement shall continue in effect through April 1, 2002; provided, however, that commencing on April 1, 2002, and every third January 1 thereafter, the term of this Agreement shall automatically be extended for two (2) additional years unless, not later than ninety (90) calendar days prior to the January 1 on which this Agreement otherwise automatically would be extended, the Company shall have given notice to Executive that it does not wish to extend this Agreement; provided further, however, that if a Change of Control shall have occurred during the original or any extended term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the month in which the Change of Control occurred. The term of this Agreement automatically shall be extended for two (2) additional years from the date of any public announcement of an event that would constitute a Change of Control as defined in this Agreement; provided, however, that if any such announced event is not consummated within that two (2) year period, the original renewal term thereafter shall apply.

     (b)     Disposition  of  Employer.  In the event Executive is employed by a
             -------------------------
Subsidiary, the terms of this Agreement shall expire if such Subsidiary is sold or otherwise disposed of prior to the date on which a Change of Control occurs, unless Executive continues in employment with the Controlled Group after such sale or other disposition. If Executive's Employer is sold or disposed of on or after the date on which a Change of Control occurs, this Agreement shall continue through its original term or any extended term then in effect.

     (c)     Deemed  Change of Control.  If Executive's employment with Employer
             -------------------------
is terminated prior to the date on which a Change of Control occurs, and such termination was at the request of a third party who has taken steps to effect a Change of Control, or otherwise was in connection with the Change of Control, then for all purposes of this Agreement, a Change of Control shall be deemed to have occurred prior to such termination.

     (d)     Expiration  of  Agreement.  No  termination  or  expiration of this
             -------------------------
Agreement shall affect any rights, obligations or liabilities of either party that shall have accrued on or prior to the date of such termination or expiration.

III.     Benefits  Following  Change  of  Control.
         ----------------------------------------

     (a)     Accelerated  Vesting  in  All Equity.  If a Change of Control shall
             -------------------------------------
have occurred, Executive shall be entitled to, immediately upon the date of the Change of Control, accelerated vesting of all unvested stock options and restricted stock that have been granted or sold to the executive by the Company under any restricted terms, such that following said acceleration, all restrictions as to the sale and ownership of this equity, as imposed by the company, shall have lapsed.

     (b)     Prorated  Payout of Short Term Bonus.  If a Change of Control shall
             ------------------------------------
have occurred, Executive shall be entitled to, immediately upon the date of the Change of Control, payment in full of Executive's prorated bonus for the fiscal year in which the Change of Control occurs. The prorated bonus amount shall be calculated as Executive's Target Bonus for the fiscal year in which the change in control occurs divided by 365 and multiplied by the number of calendar days in said year immediately up to the day on which the Change of Control occurs.

     (c)     Entitlement  to  Benefits Upon Termination.  If a Change of Control
             ------------------------------------------
shall have occurred, Executive shall be entitled to, in addition to the benefits described in Subsections III(a) and (b), the benefits provided in Section IV hereof upon the subsequent termination of his/her employment with the Company within two (2) years after the date of the Change of Control unless such termination is (i) a result of Executive's death or Retirement, (ii) for Cause,
(iii) a result of Executive's Disability, or (iv) by Executive other than for Good Reason. For purposes of this Agreement, "Termination" shall mean a termination of Executive's employment that is not as a result of Executive's death, Retirement or Disability and (x) if by the Company, is not for Cause, or
(y)  if  by  Executive,  is  for  Good  Reason.

     (d)     Notice  of  Termination.  Any  purported termination of Executive's
             -----------------------
employment by either the Company or Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section VIII. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice that indicates the specific provision(s) of this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision(s) so indicated. If Executive's employment shall be terminated by the Company for Cause or by Executive for other than Good Reason, the Company shall pay
Executive his/her full base salary through the Termination Date at the salary level in effect at the time Notice of Termination is given and shall pay any amounts to be paid to Executive pursuant to any other compensation or stock or stock option plan(s), program(s) or employment agreement(s) then in effect, and the Company shall have no further obligations to Executive under this Agreement.

If within thirty (30) calendar days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the grounds for termination, then, notwithstanding the meaning of "Termination Date" set forth in Subsection I(y), the Termination Date shall be the date on which the dispute is finally resolved, whether by mutual written agreement of the parties or by a decision rendered pursuant to Section XI; provided that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay Executive his/her full compensation including, without limitation, base salary, bonus, incentive pay and equity grants, in effect when the notice of the dispute was given, and continue Executive's participation in all benefits plans or other perquisites in which Executive was participating, or which Executive was enjoying, when the Notice of Termination giving rise to the dispute was given, until the dispute is finally resolved. Amounts paid under this Subsection III(c) are in addition to and not in lieu of all other amounts due to Executive under this Agreement and shall not be offset against or reduce any other amounts due to Executive under this Agreement.

IV.     Compensation  Upon  a  Termination.
        ----------------------------------

Following a Change of Control, upon Executive's Termination, Executive shall be entitled to the following benefits, provided that such Termination occurs during the two (2) year period immediately following the date of the Change of Control:

     (a)     Standard  Benefits.  The  Company  shall pay Executive his/her full
             ------------------
base salary through the Termination Date at the rate in effect at the time the Notice of Termination is given, no later than the second business day following the Termination Date, plus all other amounts to which Executive is entitled under any compensation plan(s) or program(s) of the Company applicable to Executive at the time such payments are due. Without limitation, amounts payable pursuant to this Subsection IV(a) shall include, pursuant to the express terms of any short-term incentive plan(s) in which Executive participates or otherwise, Executive's annual bonus under such short-term incentive plan, pro-rated to the Termination Date. If the Termination Date shall fall within the same short-term incentive period, as set forth by the express terms any of the short-term incentive plan(s) in which Executive participates or otherwise, as the Change of Control Date, and Executive has previously received the pro-rated bonus amount as described in Subsection III(b), then Executive shall be paid the difference between the pro-rated bonus amount as described here in Subsection IV(a) and the pro-rated bonus amount described in Subsection III(b).

     (b)     Additional  Benefits.  The  Company  shall  pay  to  Executive  as
             --------------------
additional pay ("Additional Pay"), the product of two (2) multiplied by the sum of (x) the greater of (i) Executive's annual base salary in effect immediately prior to the Termination Date, or (ii) Executive's annual base salary in effect as of the Change of Control Date, and (y) Executive's annual bonus amount under any short-term incentive plan(s) or program(s) in which Executive is a participant as of the Termination Date. The Company shall pay the Additional Pay to Executive in a lump sum, in cash, not later than the fifteenth calendar day following the Termination Date. The Company shall maintain for Executive, all such perquisites and fringe benefits enjoyed by Executive immediately prior to the Termination Date as are approved in writing by the Company's Chief Executive Officer for such period as is specified in such writing.

     (c)     Retirement  Plan  Benefits.  If not already vested, Executive shall
             --------------------------
be deemed fully vested as of the Termination Date in any Company retirement plan(s) or other written agreement(s) between Executive and the Company relating to pay or other benefits upon retirement in which Executive was a participant, party or beneficiary immediately prior to the Change of Control, and any additional plan(s) or agreement(s) in which such Executive became a participant, party or beneficiary thereafter. In addition to the foregoing, for purposes of determining the amounts to be paid to Executive under such plan(s) or agreement(s), the years of service with the Company and the age of Executive under all such plans and agreements shall be deemed increased by twenty-four months (24). For purposes of this Subsection IV(c), the term "plan(s)" includes, without limitation, the Company's qualified pension plan, non-qualified pension plans, and any companion, successor or amended plan(s), and the term "agreement(s)" encompasses, without limitation, the terms of any offer letter(s) leading to Executive's employment with the Company where Executive was a signatory thereto, any written amendment(s) to the foregoing and any subsequent agreements on such matters. In the event the terms of the plans referenced in this Subsection IV(c) do not for any reason coincide with the provisions of this Subsection IV(c) (e.g., if plan amendments would cause disqualification of qualified plans), Executive shall be entitled to receive from the Company under the terms of this Agreement an amount equal to all amounts Executive would have received, at the time Executive would have received such amounts, had all such plans continued in existence as in effect on the date of this Agreement after being amended to coincide with the terms of this Subsection IV(c).

     (d)     Health  and  Other  Benefits.  Following  the Termination Date, the
             ----------------------------
Company shall continue to provide, for a period of twenty-four months (24), substantially the same level of health, vision and dental benefits to Executive and Executive's eligible dependents that the Company would provide to Executive and Executive's eligible dependents if Executive were first eligible for retiree health, vision and dental benefits immediately prior to the Change of Control. The eligibility of Executive's dependents shall be determined by the terms of any retiree health, vision and dental benefit plan(s) or program(s) in effect immediately prior to the Change of Control.

     (e)     Excess  Parachute  Payment.  Anything  in  this  Agreement  to  the
             --------------------------
contrary notwithstanding, in the event that an independent accountant shall determine that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Code
Section 280G or would constitute an "excess parachute payment" (as defined in Code Section 280G), then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G or without causing any portion of the Payment to be subject to the excise tax imposed by Code Section 4999.

If the independent accountant determines that any Payment would be nondeductible by the Company because of Code Section 280G or that any portion of the Payment will be subject to the excise tax imposed by Code Section 4999, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. Executive may then elect, in Executive's sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount), and shall advise the Company in writing of such election within ten (10) days of Executive's receipt of such notice. If no such election is made by Executive within such ten-day period, the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with Code Section 280G(d)(4). All determinations made by the independent accountant under this Section shall be binding upon the Company and Executive and shall be made within sixty (60) days of a termination of employment of Executive. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of Executive such amounts as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such amounts as become due to Executive under this Agreement.

As a result of the uncertainty in the application of Code Sections 280G and 4999 at the time of the initial determination by the independent accountant hereunder, it is possible that Agreement Payments will be made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company should have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the independent accountant, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive, which the independent accountant believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Code Section 7872(f)(2)(A); provided, however, that no amount shall be payable by Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Code Section 4999 or if the period of limitations for assessment of tax under Code Section 4999 against Executive shall have expired. In the event that the independent accountant, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive together with interest at the applicable Federal rate provided for in Code Section 7872(f)(2)(A).

     (f)     Legal  Fees  and  Expenses.  The Company shall pay to Executive all
             --------------------------
legal fees and expenses as and when incurred by Executive in connection with this Agreement, including all such fees and expenses, if any, incurred in contesting or disputing any Termination or in seeking to obtain or enforce any right or benefit provided by this Agreement, regardless of the outcome, unless, in the case of a legal action brought by or in the name of Executive, a decision is rendered pursuant to Section XI, or in any other proper legal proceeding, that such action was not brought by Executive in good faith.

     (g)     No  Mitigation.  Executive  shall  not  be required to mitigate the
             --------------
amount of any payment provided for in this Section IV by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section IV be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement or other benefits received from whatever source after the Termination Date or otherwise, except as specifically provided in this Section IV. The Company's obligation to make payments to Executive provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company or Employer may have against Executive or other parties.

V.     Death  and  Disability  Benefits.
       --------------------------------

In the event of the death or Disability of Executive after a Change of Control, Executive, or in the case of death, Executive's Beneficiaries (as defined below in Subsection VI(b)), shall receive the benefits to which Executive or his/her Beneficiaries are entitled under this Agreement and any and all retirement plans, pension plans, disability policies and other applicable plans, programs, policies, agreements or arrangements of the Company.

VI.     Successors;  Binding  Agreement.
        -------------------------------

     (a)     Obligations  of Successors.  The Company will require any successor
             --------------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company is required to perform it. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled hereunder if Executive had terminated employment for Good Reason following a Change of Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, the term "Company" shall mean Company, including any surviving entity or successor to all or substantially all of its business and/or assets and the parent of any such surviving entity or successor.

     (b)     Enforceable  by  Beneficiaries.  This  Agreement shall inure to the
             ------------------------------
benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees (the "Beneficiaries"). In the event of the death of Executive while any amount would still be payable hereunder if such death had not occurred, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's Beneficiaries.

     (c)     Employment.  Except  in  the  event  of  a  Change  of Control and,
             ----------
thereafter, only as specifically set forth in this Agreement, nothing in this Agreement shall be construed to (i) limit in any way the right of the Company or a Subsidiary to terminate Executive's employment at any time for any reason or for no reason; or (ii) be evidence of any agreement or understanding, expressed or implied, that the Company or a Subsidiary will employ Executive in any particular position, on any particular terms or at any particular rate of remuneration.

VII.     Confidential  Information.
         -------------------------

Executive shall hold in fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, the Subsidiaries and their respective businesses, which shall have been obtained during Executive's employment with the Employer and which shall not be public knowledge (other than by acts by Executive or his/her representatives in violation of this Agreement). After termination of Executive's employment with the Company or any Employer within the Controlled Group, Executive shall not, without prior written consent of the Company or the Employer, communicate or divulge any such information, knowledge or data to anyone other than the Company, the Employer or those designated by them. In no event shall an asserted violation of this Section VII constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

VIII.     Notice.
          ------

All notices and communications including, without limitation, any Notice of Termination hereunder, shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by overnight delivery service, addressed as follows:

If  to  Executive:

Name
Title
Company
Address
Address


If  to  the  Company:

Energizer  Holdings,  Inc.
800  Chouteau
St.  Louis,  MO  63102
Attn:  Harry  L.  Strachan

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be deemed given and effective when actually received by the addressee.

IX.     Miscellaneous.
        -------------

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Company's Chief Executive Officer or other authorized officer designated by the Board or an appropriate committee of the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any conditions or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Missouri. All references to sections of the Code or the Exchange Act shall be deemed also to refer to any successor provisions of such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Sections IV and V shall survive the expiration of the term of this Agreement.

X.     Validity.
       --------

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

XI.     Arbitration.
        -----------

Executive may agree in writing with the Company (in which case this Article XI shall have effect but not otherwise) that any dispute that may arise directly or indirectly in connection with this Agreement, Executive's employment or the termination of Executive's employment, whether arising in contract, statute, tort, fraud, misrepresentation, discrimination or other legal theory, shall be resolved by arbitration in City, State under the applicable rules and procedures of the AAA. The only legal claims between Executive and the Company or any Subsidiary that would not be included in this agreement to arbitration are claims by Executive for workers' compensation or unemployment compensation benefits, claims for benefits under a Company or Subsidiary benefit plan if the plan does not provide for arbitration of such disputes, and claims by Executive that seek judicial relief in the form of specific performance of the right to be paid until the Termination Date during the pendency of any applicable dispute or controversy. If this Article XI is in effect, any claim with respect to this Agreement, Executive's employment or the termination of Executive's employment must be established by a preponderance of the evidence submitted to an impartial arbitrator. A single arbitrator engaged in the practice of law shall conduct any arbitration under the applicable rules and procedures of the AAA. The arbitrator shall have the authority to order a pre-hearing exchange of information by the parties including, without limitation, production of requested documents, and examination by deposition of parties and their authorized agents. If this Article XI is in effect, the decision of the arbitrator: (i) shall be final and binding, (ii) shall be rendered within ninety (90) days after the impanelment of the arbitrator, and (iii) shall be kept confidential by the parties to such arbitration. The arbitration award may be enforced in any court of competent jurisdiction. The Federal Arbitration Act, 9 U.S.C. 1 et seq., not state law, shall govern the arbitrability of all claims.

If this letter sets forth our agreement on the subject matter hereof, kindly sign both originals of this letter and return to the Vice President - Law, one of the fully executed originals of this letter which will then constitute our Agreement on this subject.


Sincerely,

Energizer  Holdings,  Inc.



By:___________________________________
     Name
     Chairman/President/Chief  Executive  Officer



______________________________________
Employee

                             List of Recipients
                             ------------------


Daniel J. Sescleifer